On May 25, 2001, a special meeting of the shareholders of each Fund of the Memorial Fund (the "Trust") was held to consider three proposals. Pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), approval of each proposal requires the affirmative vote of the lesser of (a) 67% or more of the shares of each Fund represented by proxy if the holders of more than 50% of the outstanding shares are represented by proxy at the meeting or (b) more than 50% of the outstanding shares of the Fund.

         Each Fund met the minimum threshold as each had more than 50% of its outstanding shares represented at the meeting by proxy. The percentage of the shares present of each Fund was as follows:

                           SHARES          SHARES          PERCENT
FUND                       OUTSTANDING     PRESENT         PRESENT
----                       ---------------------------------------
GOVERNMENT BOND FUND       2,923,987.458   1,655,484.307   56.62
CORPORATE BOND FUND        4,953,775.057   3,187,888.276   64.35
GROWTH EQUITY FUND         2,143,513.764   1,603,825.318   74.82
VALUE EQUITY FUND          1,435,266.694   1,162,463.465   80.99

     Proposal One. Shareholders of each Fund considered a proposal whether to approve a new Investment Advisory Agreement between the Trust and Memorial Investment Advisors, Inc. (the "Adviser"). The proposal was approved by 100 percent of the shareholders of each Fund present and voting as follows:

GOVERNMENT BOND FUND      SHARES VOTED    CORPORATE BOND FUND      SHARES VOTED
--------------------      -------------   -------------------      -------------
For                       1,655,484.307   For                      3,187,888.276
Against                           0.000   Against                          0.000
Abstain                           0.000   Abstain                          0.000
-------                   -------------   -------                  -------------
TOTAL                     1,655,484.307   TOTAL                    3,187,888.276

GROWTH EQUITY FUND        SHARES VOTED    VALUE EQUITY FUND        SHARES VOTED
--------------------      -------------   -------------------      -------------
For                       1,603,825.318   For                      1,162,463.465
Against                           0.000   Against                          0.000
Abstain                           0.000   Abstain                          0.000
-------                   -------------   -------                  -------------
TOTAL                     1,603,825.318   TOTAL                    1,162,463.465

         Proposal Two. Shareholders of each Fund considered a proposal for the Adviser to hire and terminate sub-advisers and modify sub-advisory agreements without shareholder approval. The proposal was approved by 100 percent of the shareholders of each Fund present and voting as follows:

GOVERNMENT BOND FUND      SHARES VOTED    CORPORATE BOND FUND      SHARES VOTED
--------------------      -------------   -------------------      -------------
For                       1,655,484.307   For                      3,187,888.276
Against                           0.000   Against                          0.000
Abstain                           0.000   Abstain                          0.000
-------                   -------------   -------                  -------------
TOTAL                     1,655,484.307   TOTAL                    3,187,888.276

GROWTH EQUITY FUND        SHARES VOTED    VALUE EQUITY FUND        SHARES VOTED
--------------------      -------------   -------------------      -------------
For                       1,603,825.318   For                      1,162,463.465
Against                           0.000   Against                          0.000
Abstain                           0.000   Abstain                          0.000
-------                   -------------   -------                  -------------
TOTAL                     1,603,825.318   TOTAL                    1,162,463.465

         Proposal Three. Shareholders of Corporate Bond Fund considered a proposal to approve a new Investment Sub-Advisory Agreement among the Trust, the Adviser and American General Investment Management, L.P. The proposal was approved by 3,187,888.276 shares out of the 3,178,888.276 shares (100%) of the Corporate Bond Fund present and voting at the meeting.